POWER OF ATTORNEY

	The undersigned director or officer of SCANA Corporation or one of its subsidiaries (collectively the "Company") hereby appoints Gina S. Champion as the attorney-in-fact of the undersigned, for either to execute in the name and on behalf of the undersigned, in any and all capacities stated therein, and to file (i) with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, and the Rules of the SEC relating to beneficial ownership and insider reporting and trading of the stock of the Company, all reports and amendments thereto on Forms 3, 4 and 5 and (ii) with the Federal Energy Regulatory Commission ("FERC") under the Federal Power Act, as amended, and the Rules of the FERC promulgated thereunder, all reports and amendments thereto on Form 561. This Power of Attorney shall be valid from the date hereof until May 8, 2009.


Dated:  12/19/2007					James W. Roquemore
							Director